EXHIBIT 1

Joint Filing Agreement

The undersigned hereby agree that they are filing the foregoing statement on Schedule 13G jointly pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: July 23, 2020
SEROBA LIFE SCIENCES FUND III LIMITED PARTNERSHIP

	By:	/s/ Andrew Duignan
Name: Andrew Duignan
Title: CFO

SEROBA LIFE SCIENCES (GP III) LIMITED

By:	/s/ Andrew Duignan
Name: Andrew Duignan
Title: CFO

SEROBA LIFE SCIENCES MANAGEMENT LIMITED

By:	/s/ Andrew Duignan
Name: Andrew Duignan
Title: CFO